Exhibit 99.2
Wells Financial Corp. and Subsidiary
Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Wells Financial Corporation and Subsidiary
Consolidated Balance Sheets
June 30, 2017 and December 31, 2016
(Unaudited)
(in thousands, except share data)

	June 30, 2017	December 31, 2016
Assets

Cash and cash equivalents	$4,226	$5,777
Other interest-bearing deposits	10,100	13,582
Securities available for sale (at fair value)	30,290	33,632
Federal Home Loan Bank stock, at cost	1,871	1,858
Fed funds sold	16,360	5,900
Loans held for sale	1,665	1,338
Loans receivable	197,238	198,993
Allowance for loan losses	(1,968)	(1,907)
Loans receivable, net	195,270	197,086

Mortgage servicing rights, net	1,734	1,787
Office properties and equipment, net	3,684	3,749
Accrued interest receivable	1,054	1,071
Intangible assets	135	—
Foreclosed and repossessed assets, net	1,674	1,709
Other assets	789	986

TOTAL ASSETS	$268,852	$268,475

Liabilities and Stockholders' Equity

Liabilities:
Deposits	$232,412	$233,010
Borrowed funds	2,800	2,749
Other liabilities	946	641
Total liabilities	236,158	236,400

Stockholders' equity:
Common stock - $0.10 par value; 7,000,000 shares authorized; 2,140,379 shares issued at June 30, 2017 and December 31, 2016	214	214
Additional paid-in capital	18,133	18,121
Retained earnings	44,459	44,024
Accumulated other comprehensive Income (loss)	99	(5)
Unallocated ESOP shares	(49)	(82)
Treasury stock, 6/30/17; 1,363,191 shares; 12/31/16; 1,361,591 shares	(30,162)	(30,197)
Total stockholders' equity	32,694	32,075

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$268,852	$268,475

See accompanying condensed notes to unaudited consolidated financial statements.

Wells Financial Corporation and Subsidiary
Consolidated Statements of Operations
Six months ended June 30, 2017 and 2016
(Unaudited)
(in thousands, except per share data)

	6 months ended June 30,
	2017	2016

Interest and dividend income:
Interest and fees on loans	$4,601	$4,489
Interest income - investments and other	452	424
Total interest and dividend income	5,053	4,913
Interest expense:
Interest on deposits	169	180
Total interest expense	169	180
Net interest income	4,884	4,733
Provision for loan losses	—	40
Net interest income after provision for loan losses	4,884	4,693
Noninterest income:
Net gains (losses) on available for sale securities	6	2
Service charges on deposit accounts	208	221
Loan servicing fees, net	383	405
Other	1,211	1,257
Total noninterest income	1,808	1,885

Noninterest expense:
Salaries and related benefits	2,417	2,542
Occupancy	390	408
Data processing	594	481
Amortization of core deposit intangible	43	56
Advertising, marketing and public relations	109	136
Other	1,962	1,241
Total noninterest expense	5,515	4,864

Income before provision for income tax	1,177	1,714
Income taxes	355	625
Net income attibutable to common stockholders	$822	$1,089

Per share information:
Basic earnings	$0.38	$0.50
Diluted earnings	$0.38	$0.50
Dividends paid	$—	$—

See accompanying condensed notes to unaudited consolidated financial statements.

Wells Financial Corporation and Subsidiary
Consolidated Statements of Other Comprehensive Income
Six months ended June 30, 2017 and 2016
(Unaudited)
(in thousands, except per share data)

	6 months ended June 30,
	2017	2016

Net income attributable to common stockholders	$822	$1,089

Other comprehensive income, net of tax:

Securities available for sale
Net unrealized losses arising during period	104	4
Reclassification adjustment for gains included in net income	—	—
Change for realized losses on securities available for sale for other-
than-temporary impairment write-down	—	—
Unrealized gains on securities	104	4

Defined benefit plans:
Amortization of unrecognized prior service costs and net gains (losses)	—	—

Total other comprehensive income, net of tax	104	4

Comprehensive income	$926	$1,093

See accompanying condensed notes to unaudited consolidated financial statements.

Wells Financial Corporation and Subsidiary
Consolidated Statements of Cash Flows
Six months ended June 30, 2017 and 2016
(Unaudited)
(in thousands, except per share data)

	6 months ended June 30,
	2017	2016

Cash flows from operating activities:
Net income attributable to common stockholders	$822	$1,089
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	—	40
Gain on sale of loans	(378)	(419)
Originations of loans held for sale	11,726	13,396
Proceeds from sale of loans held for sale	(11,675)	(13,495)
Net change in mortgage servicing rights	53	48
Net gains from disposals of foreclosed properties	37	—
Net amortization of premium/discount on securities	102	107
Net realized gain on sale of securities	6	2
Depreciation	100	98
Amortization of loan origination fees	(29)	(42)
Provision for valuation allowance on foreclosed properties	(24)	—
Stock based compensation expense	83	36
Amortization of core deposit intangible	45	55
Provision for deferred income taxes	144	249
Increase in other assets	(110)	(444)
Increase in other liabilities	305	373
Total adjustments	385	4
Net cash from operating activities	1,207	1,093
Cash flows from investing activities:
Net increase in loans	1,774	2,727
Net increase/(decrease) in interest-bearing deposits	3,478	(5,289)
Net increase in Fed funds sold	(10,460)	(2,900)
Purchase of Federal Home Loan Bank stock	(78)	(93)
Proceeds from sale of Federal Home Loan Bank stock	65	157
Cash flows from available-for-sale securities	3,342	(1,477)
Purchase of premises and equipment	(35)	(550)
Proceeds from sale of foreclosed properties	93	30
Purchase of treasury stock	—	(731)
Net cash from investing activities	(1,821)	(8,126)
Cash flows from financing activities:
Net (decrease)/increase in deposits	(598)	4,714
Net increase/(decrease) decrease in Federal Home Loan Bank advances	51	(2,646)
Cash dividends paid	(390)	(396)
Net cash from financing activities	(937)	1,672
Net decrease in cash and cash equivalents	(1,551)	(5,361)
Cash and cash equivalents at beginning of period	5,777	12,059
Cash and cash equivalents at end of period	$4,226	$6,698

See accompanying condensed notes to unaudited consolidated financial statements.

Wells Financial Corporation and Subsidiary
Consolidated Statement of
Changes in Stockholders' Equity
Six months ended June 30, 2017
(Unaudited)
(in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (loss)	Unallocated ESOP Plan Shares	Treasury Stock	Total Stockholders' Equity
	Shares	Amount
Balance, January 1, 2017	2,140,379	$214	$18,121	$44,024	$(5)	$(82)	$(30,197)	$32,075
Net Income	—	—	—	822	—	—	—	822
Other comprehensive income	—	—	—	—	104	—	—	104
Stock-based compensation	—	—	12	3	—	—	35	50
ESOP loan payment	—	—	—	—	—	33	—	33
Cash dividends declared ($0.18 per share)	—	—	—	(390)	—	—	—	(390)
Balance, June 30, 2017	2,140,379	$214	$18,133	$44,459	$99	$(49)	$(30,162)	$32,694

See accompanying condensed notes to unaudited consolidated financial statements.

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 1. Summary of Significant Accounting Policies

Nature of operations: Operations of Wells Financial Corp. (the Company) primarily consist of banking services through Wells Federal Bank (the Bank), and Wells Insurance Agency, Inc., a property and casualty insurance agency. The Company serves its customers through the Bank’s nine locations in south central Minnesota.

Principles of consolidation: The accompanying consolidated financial statements include the accounts of Wells Financial Corp., its wholly owned subsidiary, Wells Federal Bank, and the Bank’s wholly owned subsidiary, Wells Insurance Agency, Inc. All significant intercompany transactions and balances are eliminated in consolidation.

Basis of financial statement presentation: The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Use of estimates: In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheets and revenues and expenses for the reporting period. Actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, valuation of available-for-sale securities, mortgage servicing rights, and foreclosed real estate.

Reclassifications: Certain items previously reported were reclassified for consistency with the current presentations.

Cash and cash equivalents: Cash and cash equivalents include cash on hand, demand, and interest-bearing deposits at other financial institutions, and amounts due from banks (including cash items in the process of clearing). For the purpose of reporting cash flows, cash flows from loans (except loans originated for sale), federal funds sold, certificates of deposit, advances from borrowers for taxes and insurance, and deposits are reported net.

Federal Home Loan Bank stock: The Bank is a member of the Federal Home Loan Bank of Des Moines (FHLB) and, as such, is required to maintain a minimum investment in stock of the Federal Home Loan Bank that varies with the level of advances outstanding with the Federal Home Loan Bank. The stock is bought from and sold to the Federal Home Loan Bank based upon its $100 par value. The stock does not have a readily determinable fair value and, as such, is classified as restricted stock, carried at cost and evaluated for impairment. In accordance with this guidance, the stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) the significance of the decline in net assets of the Federal Home Loan Bank as compared to the capital stock amount and the length of time this situation has persisted, (b) commitments by the Federal Home Loan Bank to make payments required by law or regulation and the level of such payments in relation to the operating performance, (c) the impact of legislative and regulatory changes on the customer base of the Federal Home Loan Bank and (d) the liquidity position of the Federal Home Loan Bank. The Company has not recognized any impairment as of June 30, 2017 or December 31, 2016.

Securities available for sale: Securities classified as available-for-sale include all marketable equity securities and those debt securities the Company intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 1. Summary of Significant Accounting Policies (Continued)

various factors, including significant movements in interest rates, changes in the maturity mix of the Company’s assets and liabilities, liquidity needs, regulatory capital considerations and other similar factors.

Securities available for sale are carried at fair value. Unrealized gains or losses, net of the related deferred tax effect, are reported as a net amount in accumulated other comprehensive income (loss). Amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, are recognized in interest income. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings. Declines in the fair value of individual securities below their amortized cost that are determined to be other than temporary result in write-downs of the individual securities to their fair value, with the resulting write-downs included in current earnings as realized losses.

The Company evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. The Company employs a systematic methodology that considers available evidence in evaluating potential impairment of its investments. The assessment of whether such impairment has occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. Once a decline in fair value is determined to be other than temporary, an impairment charge is recorded in investment income, and a new cost basis in the investment is established.

Securities with unrealized losses that the Company deems to be other than temporary are recognized as realized losses. The assessment of whether such impairment has occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value. As part of their assessment process, management determines whether (a) they do not have the intent to sell a debt security prior to recovery and (b) it is more likely than not that they will not have to sell the debt security prior to recovery, in which case the security would not be considered other than temporarily impaired, unless there is a credit loss. When management does not intend to sell the security, and it is more likely than not they will not have to sell the security before recovery of its cost basis, the Company will recognize the credit component of an other-than-temporary impairment of a debt security in earnings and the remaining portion in other comprehensive income.

Loans held for sale: Loans held for sale are those loans the Company has the intent to sell in the foreseeable future. They are carried at the lower of aggregate cost or fair value. Gains and losses on sales of loans are recognized at settlement dates and are determined by the difference between the sales proceeds and the carrying value of the loans after allocating cost to servicing rights retained. All sales are made without recourse.

Interest rate lock commitments on mortgage loans to be funded and sold are valued at fair value and are included in other assets or liabilities, if material.

Loans receivable: The Company generally originates single-family residential loans within its primary lending area of south central Minnesota and northern Iowa. These loans are secured by the underlying properties. The Company is also active in originating residential real estate, commercial real estate, agricultural real estate, commercial construction real estate, residential construction real estate, home equity, commercial operating, agricultural operating, vehicle, and consumer loans.

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal, reduced by an allowance for loan losses,

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 1. Summary of Significant Accounting Policies (Continued)

unaccreted discount and net deferred origination fees. Interest is accrued daily on the outstanding balances.

Interest on loans is generally recognized over the terms of the loans using the simple-interest method on principal amounts outstanding.

The Company determines a loan to be delinquent when payments have not been made according to contractual terms, typically evidenced by nonpayment of a monthly installment by the due date. Accrual of interest is discontinued for loans at the time the loan is 90 days delinquent, unless the credit is well-secured and in the process of collection. All interest accrued but not collected for loans that are placed on nonaccrual status is reversed against interest income. Accrual of interest is generally resumed when the borrower has demonstrated the ability to make all periodic interest and principal payments.

Allowance for loan losses: The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectability of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.

The allowance is an amount that management believes will be adequate to absorb estimated losses relating to specifically identified loans, as well as probable credit losses inherent in the balance of the loan portfolio, based on an evaluation of the collectability of existing loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, the value of underlying collateral, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower’s ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and may require the Bank to make additions to the allowance based on their judgment about information available to them at the time of their examinations.

The allowance consists of specific and general components.

The Company maintains a loan loss reserve for all commercial loans and agricultural operating loans in the portfolio using a risk-rating system. The calculated allowance is evaluated against the historical loss default rate for each loan type above (net of recoveries) to determine an appropriate level of allowance by loan type.

Homogeneous loans with similar risk and loss characteristics are also assessed for probable losses. These loan pools include consumer, residential real estate, agricultural real estate, home equity, and vehicle loans. Historical loss default rates are multiplied by the total of each portfolio segment to determine an appropriate level of allowance by segment.

The general allowance for loan losses also includes estimated losses resulting from macroeconomic factors and adjustments to account for imprecision of the loan loss model. Macroeconomic factors adjust the allowance for loan losses upward or downward based on the current point in the economic cycle and are applied to the loan loss model through a separate allowance element. The Company reviews the macroeconomic factors in order to conclude they are adequate based on current economic conditions.

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 1. Summary of Significant Accounting Policies (Continued)

The specific component of the allowance for loan losses relates to loans that are considered to be impaired. A loan is impaired when it is probable, based on current information and events, the Company will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement. Impaired loans are measured on an individual basis based on the present value of expected future cash flows discounted at the loan’s effective interest rate or, as a practical expedient, at the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. The Company obtains external appraisals on real estate–related impaired loans. Other valuation techniques are used as well, including internal valuations, comparable property analyses, and contractual sales information. The Company may further discount appraisal values based on their age and the relationship to the listed comparable values. The amount of impairment, if any, and any subsequent changes are included in the provision for loan losses.

Accrual of interest on impaired loans is discontinued when management believes the borrower’s financial condition is such that collection of interest is doubtful. Impaired loans also include loans that have been renegotiated in a troubled debt restructuring. Cash collections on impaired loans are generally credited to the loan balance, and no interest income is recognized on those loans until the principal balance has been determined to be collectible.

Troubled debt restructurings: A loan is classified as a troubled debt restructuring when a borrower is experiencing financial difficulties that lead to a restructuring of the loan, and the Company grants concessions to the borrower in the restructuring that it would not otherwise consider. These concessions may include rate reductions, principal forgiveness, extension of maturity date, and other actions intended to minimize potential losses. Performance prior to the restructuring is considered when assessing whether the borrower can meet the new terms and may result in the loan being returned to accrual at the time of the restructuring or after a shorter performance period.

Income taxes: Deferred taxes are provided on an asset and liability method, whereby deferred tax assets are recognized for deductible temporary differences and operating loss or tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the amounts of assets and liabilities recorded for income tax and financial reporting purposes. The Company is allowed bad-debt deductions based on actual charge-offs. Deferred tax assets are reduced by a valuation allowance when management determines that it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings per share: Basic earnings per common share are computed based upon the weighted-average number of common shares outstanding during each year. Dilutive per share amounts assume conversion, exercise or issuance of all potential common stock instruments, unless the effect is to reduce a loss or increase income per common share.

Employee stock plans: The Company accounts for stock-based compensation plans under the recognition and measurement principles of Equity and Compensation—Stock Compensation topics of the Accounting Standards Codification (ASC), which require that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. The effect of these topics is to require entities to measure the cost of employee services received in exchange for stock awards based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award.

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 1. Summary of Significant Accounting Policies (Continued)

Fair value of financial instruments: The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Cash and cash equivalents: The carrying amounts reported for cash and cash equivalents approximate their fair values.

Certificates of deposit: Due to the short duration of the instruments, the carrying amounts reported for certificates of deposit approximate their fair values.

Federal funds sold: The carrying amounts reported for federal funds sold approximate their fair values.

Securities available for sale: The fair value of debt securities was generally determined based on matrix pricing. Matrix pricing is a mathematical technique that utilizes observable market inputs including, for example, yield curves, credit ratings and prepayment speeds. The fair value of government-sponsored enterprise equity securities is determined based on documented trade history.

Federal Home Loan Bank stock: The carrying amount approximates fair value.

Loans held for sale: Fair values are based on quoted market prices of similar loans sold on the secondary market.

Loans and accrued interest receivable: For variable-rate loans that reprice frequently and that have experienced no significant change in credit risk, fair values are based on carrying values. Fair values for all other loans are estimated based on discounted cash flows, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. The carrying amount of accrued interest receivable approximates its fair value.

Mortgage servicing rights: Fair values are estimated using discounted cash flows based on current market rates and conditions.

Deposits and other liabilities: The fair values disclosed for demand deposits and savings accounts are, by definition, equal to their carrying amounts, which represent the amounts payable on demand. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on those certificates. The carrying amounts of advances by borrowers for taxes and insurance and accrued interest payable approximate their fair values.

Off-balance-sheet instruments: Since the majority of the Company’s off-balance-sheet instruments consist of non–fee-producing commitments to originate and sell loans, the Company has determined they do not have a significant fair value.

Fair value measurements: The Fair Value topic of the ASC defines fair value, establishes a framework for measuring fair value, and requires certain disclosures about fair value measurement. This topic also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy, with the highest priority being quoted prices in active markets. Fair value measurements are disclosed by level within that hierarchy.

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 1. Summary of Significant Accounting Policies (Continued)

Recent accounting pronouncements: In May 2014, the FASB issued ASU No. 2014-09, Revenue Recognition – Revenue from Contracts with Customers (Topic 606). This ASU provides guidance on when to recognize revenue from contracts with customers. The objective of this ASU is to eliminate diversity in practice related to this topic and to develop guidance that would streamline and enhance revenue recognition requirements. The ASU defines five steps to recognize revenue including, identify the contract with a customer, identify the performance obligations in the contract, determine a transaction price, allocate the transaction price to the performance obligations and then recognize the revenue when or as the entity satisfies a performance obligation. This update is effective for public entities annual reporting periods beginning after December 15, 2017, and the Company is currently assessing the potential impact to the consolidated financial statements.

In September 2015, the FASB issued ASU 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. This ASU eliminates the requirement to retrospectively account for changes to provisional amounts initially recorded in a business combination. ASU 2015-16 requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustments are determined, including the effect of the change in provisional amount as if the accounting had been completed at the acquisition date. The provisions of this ASU are effective for fiscal years beginning after December 15, 2015, and should be applied prospectively to adjustments to provisional amounts that occur after the effective date. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognitions and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 included the following changes: require equity investments to be measured at fair value with changes in fair value recognized in net income, simplify the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment, eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for entities that are not public business entities, eliminate the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet, require public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments, require separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements, and clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. This ASU will be effective for the Company for annual periods ending after December 15, 2018. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning
January 1, 2020, including interim periods within those fiscal years. A modified retrospective transition

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 1. Summary of Significant Accounting Policies (Continued)

approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The adoption of this ASU is not expected to have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326):
Measurement of Credit Losses on Financial Instruments, which creates a new credit impairment standard for financial assets measured at amortized cost and available-for-sale debt securities. The ASU requires financial assets measured at amortized cost (including loans, trade receivables and held-to-maturity debt securities) to be presented at the net amount expected to be collected, through an allowance for credit losses that are expected to occur over the remaining life of the asset, rather than incurred losses. The
ASU requires that credit losses on available-for-sale debt securities be presented as an allowance rather than as a direct write-down. The measurement of credit losses for newly recognized financial assets
(other than certain purchased assets) and subsequent changes in the allowance for credit losses are recorded in the statement of income as the amounts expected to be collected change. The ASU is effective for fiscal years beginning January 1, 2021. Early adoption is permitted for fiscal years beginning after December 15, 2018. The Company does not intend to early adopt. The Company is currently evaluating the impact of adopting this new guidance on its financial statements and expects the impact to be significant.

Segment reporting: The Company’s activities are considered to be a single industry segment for financial reporting purposes. The Company is engaged in commercial and retail banking, investment and insurance services with operations in southern Minnesota. Substantially all income is derived from a diverse base of commercial and retail lending activities.

Note 2. Securities Available for Sale

	Amortized Cost	Gross Realized Gains	Gross Realized Losses	Fair Value

June 30, 2017
Residential mortgage-backed securities	$15,934	$20	$(59)	$15,895
Small business administration commercial pools	3,194	24	(1)	3,217
Obligations of state and political subdivisions	10,934	159	(29)	11,064
Government-sponsored enterprise equity	40	74	—	114

Total securities	$30,102	$277	$(89)	$30,290

December 31, 2016
Residential mortgage-backed securities	$18,233	$29	$(192)	$18,070
Small business administration commercial pools	3,405	11	(17)	3,399
Obligations of state and political subdivisions	11,963	133	(142)	11,954
Government-sponsored enterprise equity	40	169	—	209

Total securities	$33,641	$342	$(351)	$33,632

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 2. Securities Available for Sale (Continued)

Contractual maturities: The amortized cost and fair value of securities available for sale as of June 30, 2017 and December 31, 2016, by contractual maturity are shown below. Maturities may differ from contractual maturities in residential mortgage-backed securities and Small Business Administration (SBA) pools because the mortgages underlying the securities may be called or repaid without any penalties. In addition, government-sponsored enterprise equity securities have no maturity. Therefore, these securities are not included in the maturity categories in the following maturity summary.

	June 30, 2017		December 31, 2016
	Amortized Cost	Fair Value	Amortized Cost	Fair Value

June 30, 2017
Due in one year or less	$1,075	$1,074	$1,887	$1,861
Due in one to five years	4,121	4,174	5,387	5,471
Due after five through 10 years	4,411	4,476	4,425	4,358
Due after 10 years	1,327	1,340	264	264
	10,934	11,064	11,963	11,954

Residential mortgage-backed agencies	15,934	15,895	18,233	18,070
SBA commercial pools	3,194	3,217	3,405	3,399
Government-sponsored enterprise equity	40	114	40	209
	$30,102	$30,290	$33,641	$33,632

Pledged securities: Securities with a carrying value of $22,538 and $18,709 at June 30, 2017 and December 31, 2016, respectively, were pledged to secure borrowed funds and for other purposes as required or permitted by law.

Changes in other comprehensive income (loss) - unrealized gains on securities available for sale:

	June 30,	December 31,
	2017	2016

Beginning balance	$(5)	$66
Unrealized losses during the year	167	(114)
Deferred tax effect related to unrealized losses	(63)	43
Ending balance	$99	$(5)

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 2. Securities Available for Sale (Continued)

Temporarily impaired securities:

	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses

June 30, 2017:
Residential mortgage-backed securities	$9,425	$37	$2,403	$22	$11,828	$59
SBA pools	489	1	—	—	489	1
Obligations of states and political subdivisiona	1,765	7	1,672	22	3,437	29

Total Securities	$11,679	$45	$4,075	$44	$15,754	$89

December 31, 2016:
Residential mortgage-backed securities	$9,780	$124	$3,612	$68	$13,392	$192
SBA pools	1,050	10	925	7	1,975	17
Obligations of states and political subdivisions	6,666	142	—	—	6,666	142

Total Securities	$17,496	$276	$4,537	$75	$22,033	$351

There were 50 securities in unrealized loss positions at June 30, 2017 and 58 securities in unrealized loss positions as of December 31, 2016. Unrealized losses are deemed to be temporary. Most of these underlying securities consist of mortgage-backed securities. Market fluctuations are caused primarily by changes in interest rates and prepayments of underlying mortgages. Volatility in economic conditions influences the prices of these securities. Gross realized gains and losses, and proceeds on the sale of available-for-sale securities during the six month periods ended June 30, 2016 and 2015 were not significant.

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 3. Loans Receivable
Composition of loans receivable:

	June 30,	December 31,
	2017	2016

Residential real estate	$52,920	$56,338
Commercial real estate	42,688	37,308
Agricultural real estate	38,042	38,355
Commercial construction real estate	4,389	6,411
Residential construction real estate	2,556	1,668
Home equity, home improvement and second mortgages	30,405	30,659
Commercial operating and term	11,346	10,670
Agricultural operating and term	8,487	10,318
Vehicle	1,913	2,209
Consumer	4,623	5,208
Total loans	197,369	199,144
Net deferred loan fees	(131)	(151)
Allowance for loan losses	(1,968)	(1,907)
Loans receivable, net	$195,270	$197,086

Loans are made to individuals as well as commercial and tax-exempt entities. Specific loan terms vary as to interest rate, repayment and collateral requirements based on the type of loan requested and the creditworthiness of the prospective borrower. Credit risk tends to be geographically concentrated in that a majority of the loan customers are located in the markets serviced by the Company.

The Company’s extension of credit is governed by the individual loan policies that were established to control the quality of the Company’s loans. These policies and procedures are reviewed and approved by the Board of Directors on a regular basis.

Residential real estate loans: The Company originates residential real estate loans in its service area and also originates loans throughout Minnesota through its correspondent bank relationships. These loans are one to four family loans. Currently, the majority of residential real estate loans being originated are sold to the secondary market and are reported in the financial statements as loans held for sale.

Commercial real estate loans: The Company’s goal is to create and maintain a high-quality portfolio of commercial real estate loans with customers who meet the quality and relationship profitability objectives of the Company. Commercial real estate loans are subject to underwriting standards and processes similar to commercial operating and term loans. These loans are underwritten using historical and projected cash flows, and the repayment of these loans is largely dependent on the successful operation of the property. Loan performance may be adversely affected by factors impacting the general economy or conditions specific to the real estate market, such as geographic location and property type.

Agricultural real estate loans: The Company originates loans secured by agricultural real estate in its service area. Agricultural land in the Company’s service area is considered to be prime agricultural land.

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 3. Loans (Continued)

These loans are underwritten using both a cash flow analysis and appraised values. These are amortizing loans, and loan-to-value ratios generally do not exceed 60 percent at loan inception.

Commercial construction real estate loans: The Company defines construction loans as loans where the loan proceeds are controlled by the Company and used exclusively for the improvement of real estate in which the Company holds a mortgage. Commercial construction loans are underwritten based on projected cash flows and value of the construction project, generally up to 80% of cost or appraised value, whichever is less. Construction cost over-runs and construction delays may have a negative impact on the property valuation when completed. Due to the inherent risk in this type of loan, they are subject to other industry-specific policy guidelines outlined in the Company’s credit risk policy and are monitored closely.

Residential construction real estate loans: Residential construction loans originated by the Company generally are limited to six-month terms. When construction is completed, these loans are converted to permanent financing or sold to the secondary market. Construction cost over-runs and construction delays may have a negative impact on the property valuation when completed and prevent the Company from selling the permanent financing to the secondary market.

Commercial operating and term loans: Commercial operating and term loans are originated in the Company’s primary service area. These loans are made to individuals, partnerships, corporations, limited liability partnerships and limited liability companies for the purpose of assisting in the development of a business enterprise. Loans to closely held businesses will generally be guaranteed in full or for a meaningful amount by the businesses’ major owners. Commercial loans are made based primarily on the historical and projected cash flow of the borrower and secondarily on the underlying collateral provided by the borrower. The cash flows of borrowers, however, may not perform as forecast, and collateral securing loans may fluctuate in value due to economic or individual performance factors. Minimum standards and underwriting guidelines have been established for all commercial loan types.

Agricultural operating and term loans: Agricultural operating and term loans are originated in the Company’s primary service area and are generally used to purchase agricultural equipment or crop inputs. These loans are primarily secured by agricultural real estate and agricultural equipment or crops. Agricultural term and operating loans are made based primarily on the historical and projected cash flow of the borrower and secondarily on the underlying collateral. Based on an analysis of the customer’s credit, the Company will lend up to 85% of the current market value of the collateral. The cash flows of borrowers, however, may not behave as forecast, and collateral securing loans may fluctuate in value due to economic or individual performance factors.

Consumer loans, including home equity, home improvement and second mortgages, and vehicle loans: The Company originates direct consumer loans, including home equity lines and loans, credit cards, and vehicle loans, using a scoring-based credit analysis as part of the underwriting process. Each loan type has a separate specified scoring that consists of several factors, including debt to income, type of collateral and loan-to-collateral value, credit history, and Company relationship with the borrower.

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 3. Loans (Continued)

Loans receivable:

				June 30, 2017
							Recorded
			Loans Past				Investment >
	30-59 days	60-89 days	Due 90 Days	Total		Total	3 months and
		Past Due	or More	Past Due	Current	Loans	Accruing

June 30, 2017:
Residential real estate	$764	$—	$1,176	$1,940	$50,980	$52,920	$—
Commercial real estate	161	—	—	161	42,527	42,688
Agricultural real estate	642	—	—	642	37,400	38,042
Commercial construction real estate	—	—	—	—	4,389	4,389
Residential construction real estate	—	—	—	—	2,556	2,556
Home equity, home improvement						—
and second mortgages	338	—	236	574	29,831	30,405
Commercial operating and term	—	—	221	221	11,125	11,346
Agricultural operating and term	—	—	—	—	8,487	8,487
Vehicle	35	2	8	45	1,868	1,913
Consumer	25	62	12	99	4,524	4,623
							—
Total	$1,965	$64	$1,653	$3,682	$193,687	$197,369	$—

Nonperforming loans	$—	$—	$1,653	$1,653	$—	$1,653

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 3. Loans (Continued)

				December 31, 2016
							Recorded
			Loans Past				Investment >
	30-59 days	60-89 days	Due 90 Days	Total		Total	3 months and
	Past Due	Past Due	or More	Past Due	Current	Loans	Accruing

December 31, 2016:
Residential real estate	$975	$630	$1,204	$2,809	$53,529	$56,338	$—
Commercial real estate	24	—	—	24	37,284	37,308
Agricultural real estate	—	—	10	10	38,345	38,355
Commercial construction real estate	29	—	—	29	6,382	6,411
Residential construction real estate	—	—	—	—	1,668	1,668
Home equity, home improvement						—
and second mortgages	460	17	233	710	29,949	30,659
Commercial operating and term	13	—	248	261	10,409	10,670
Agricultural operating and term	—	—	—	—	10,318	10,318
Vehicle	23	7	5	35	2,174	2,209
Consumer	29	43	10	82	5,126	5,208
							—
Total	$1,553	$697	$1,710	$3,960	$195,184	$199,144	$—

Nonperforming loans	$—	$—	$1,710	$1,710	$—	$1,710

Recorded investment in nonaccrual loans and loans past due 90 days or more and still accruing by class of loans as of June 30, 2017 and December 31, 2016, were as follows:

	June 30, 2017		December 31, 2016
		Loans Past Due		Loans Past Due
		90 Days or More		90 Days or More
		and Still		and Still
	Nonaccrual	Accruing	Nonaccrual	Accruing

Residential real estate	$1,176	$—	$1,204	$—
Commercial real estate	—	—	—	—
Agricultural real estate	—	—	10	—
Commercial construction real estate	—	—	—	—
Residential construction real estate	—	—	—	—
Home equity, home improvement and second mortgages	236	—	233	—
Commercial operating and term	221	—	248	—
Agricultural operating and term	—	—	—	—
Vehicle	8	—	5	—
Consumer	12	—	10	—
Total	$1,653	$—	$1,710	$—

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 3. Loans (Continued)

No interest income was recognized on nonaccrual loans for the six months ended June 30, 2017 and 2016, respectively.

The Company utilizes an internal asset classification system as a means of reporting problem and potential problem loans. Under the Company’s risk-rating system, the Company classifies problem and potential problem loans as “Special Mention,” “Substandard” and “Doubtful,” which correspond to risk ratings five, six and seven, respectively. Substandard loans include those characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Loans classified as Doubtful, or risk-rated seven, have all the weaknesses inherent in those classified as Substandard, with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Loans that do not currently expose the Company to sufficient risk to warrant classification in one of the aforementioned categories, but possess weaknesses that deserve management’s close attention, are deemed to be Special Mention, or risk-rated five. Risk ratings are updated any time the situation warrants.

Loans not meeting the criteria above that are analyzed individually as part of the above-described process are considered to be pass-rated loans. Loans listed as not rated are included in groups of homogeneous loans with similar risk and loss characteristics. The following tables present the risk category of loans by class of loans based on the most recent analyses performed and the contractual aging as of June 30, 2017 and December 31, 2016:

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 3. Loans (Continued)

			June 30, 2017
		Special
	Pass	Mention	Substandard	Doubtful	Total

Residential real estate
Commercial real estate	$41,271	$845	$572	$—	$42,688
Agricultural real estate	37,983	372	—	—	38,355
Commercial construction real estate	3,333	575	481	—	4,389
Commercial operating and term	10,580	603	163	—	11,346
Agricultural operating and term	8,335	152	—	—	8,487
Total	$101,502	$2,547	$1,216	$—	$105,265

	December 31, 2016
		Special
	Pass	Mention	Substandard	Doubtful	Total

Residential real estate
Commercial real estate	$35,853	$857	$598	$—	$37,308
Agricultural real estate	37,981	374	—	—	38,355
Commercial construction real estate	5,263	575	573	—	6,411
Commercial operating and term	9,868	627	175	—	10,670
Agricultural operating and term	10,172	146		—	10,318
Total	$99,137	$2,579	$1,346	$—	$103,062

For consumer, residential real estate, agricultural real estate, home equity, vehicle and residential construction loan classes, the Company collectively evaluates loans for impairment. The Company evaluates credit quality based on the aging status of the loan, which was previously presented, and by payment activity. Loans where credit quality and aging indicate potential weakness are placed on nonaccrual and are deemed to be nonperforming.

Impaired loans also include loans modified in a troubled debt restructuring where concessions have been granted to borrowers experiencing financial difficulties. These concessions could include a reduction in interest rate on the loan, payment extensions, forgiveness of principal, forbearance or other actions intended to maximize collections. The following tables present troubled debt restructurings by class of loans for the six months ended June 30, 2017 and year ended December 31, 2016:

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 3. Loans (Continued)

Six months ended
June 30, 2017
		Premodification	Postmodification
	Number of	Outstanding	Outstanding
	Modifications	Recorded Investment	Recorded Investment

Troubled debt restructurings:
Residential real estate	1	$125	$125

Year ended
December 31, 2016
		Premodification	Postmodification
	Number of	Outstanding	Outstanding
	Modifications	Recorded Investment	Recorded Investment

Troubled debt restructurings:
Residential real estate	2	$66	$66

There were no loans modified in a troubled debt restructuring that subsequently defaulted during either of the six month periods ended June 30, 2017 and 2016.

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 3. Loans (Continued)

Loans individually evaluated for impairment by class of loans as of June 30, 2017 and December 31, 2016, are as follows:

	June 30, 2017
	Unpaid		Allowance for	Average	Interest
	Principal	Recorded	Loan Losses	Recorded	Income
	Balance	Investment	Allocated	Investment	Recognized

With no related allowance recorded:
Residential real estate	$983	$983	$—	$1,084	$46
Home equity, home improvement and second mortgages	304	304	—	327	15
Commercial operating and term	51	51	—	53	1

With related allowance recorded:
Residential real estate	1,373	1,373	96	517	8
Commercial real estate	1,079	1,079	30	1,421	37
Home equity, home improvement and second mortgages	25	25	25	26	1
Commercial construction real estate	481	481	82	531	14
Commercial operating and term	49	49	25	50	1
Total	$4,345	$4,345	$258	$4,009	$123

	December 31, 2016
	Unpaid		Allowance for	Average	Interest
	`Principal	Recorded	Loan Losses	Recorded	Income
	Balance	Investment	Allocated	Investment	Recognized

With no related allowance recorded:
Residential real estate	$1,068	$1,068	$—	$1,129	$48
Commercial real estate	575	575	—	575	19
Agricultural real estate	374	374	—	381	19
Home equity, home improvement and second mortgages	342	342	—	363	23
Commercial operating and term	55	55	—	59	2
Vehicle & consumer	46	46	—	52	4

With related allowance recorded:
Residential real estate	500	500	103	524	17
Commercial real estate	1,113	1,113	32	1,516	61
Agricultural real estate	573	573	93	594	21
Home equity, home improvement and second mortgages	27	27	27	29	2
Commercial operating and term	53	53	26	56	2
Vehicle & consumer	1	1	1	2	1
Total	$4,727	$4,727	$282	$5,280	$219

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 3. Loans (Continued)

Allowance for loan losses:

	June 30, 2017
	Beginning				Ending
	Beginning	Charge-offs	Recoveries	Provision	Balance

Residential real estate	$301	$—	$—	$9	$310
Commercial real estate	457	—	—	94	551
Agricultural real estate	313	—	—	24	337
Commercial construction real estate	116	—	—	(20)	96
Residential construction real estate	30	(37)	—	47	40
Home equity, home improvement and second mortgages	318	(8)	8	(34)	284
Commercial operating and term	170	—	—	10	180
Agricultural operating and term	124	—	—	(15)	109
Vehicle	22	—	—	(3)	19
Consumer	56	(5)	104	(112)	43
Total	$1,907	$(50)	$112	$—	$1,969

	December 31, 2016
	Beginning				Ending
	Beginning	Charge-offs	Recoveries	Provision	Balance

Residential real estate	$457	$(146)	$13	$(23)	$301
Commercial real estate	559	—	—	(102)	457
Agricultural real estate	198	—	—	115	313
Commercial construction real estate	12	—	—	104	116
Residential construction real estate	7	—	—	23	30
Home equity, home improvement and second mortgages	394	(92)	60	(44)	318
Commercial operating and term	201	(6)	6	(31)	170
Agricultural operating and term	59	—	—	65	124
Vehicle	26	(4)	1	(1)	22
Consumer	75	(17)	64	(66)	56
Total	$1,988	$(265)	$144	$40	$1,907

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 3. Loans (Continued)

The allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of June 30, 2017 is as follows:

	June 30, 2017
	Individually	Collectively
	Evaluated	Evaluated
	for	for
	Impairment	Impairment	Total

Allowance for loan losses:
Residential real estate	$96	$214	$310
Commercial real estate	30	521	551
Agricultural real estate	—	337	337
Commercial construction real estate	82	14	96
Residential construction real estate	—	40	40
Home equity, home improvement and second mortgages	25	259	284
Commercial operating and term	25	155	180
Agricultural operating and term	—	109	109
Vehicle	—	19	19
Consumer	—	42	42
Total	$258	$1,710	$1,968

Loans:
Residential real estate	$2,356	$50,564	$52,920
Commercial real estate	1,079	41,609	42,688
Agricultural real estate	—	38,042	38,042
Commercial construction real estate	481	3,908	4,389
Residential construction real estate	—	2,556	2,556
Home equity, home improvement and second mortgages	329	30,076	30,405
Commercial operating and term	100	11,246	11,346
Agricultural operating and term	—	8,487	8,487
Vehicle	—	1,913	1,913
Consumer	—	4,623	4,623
Total	$4,345	$193,024	$197,369

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 3. Loans (Continued)

The allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2016 is as follows:

		December 31, 2016
	Individually	Collectively
	Evaluated	Evaluated
	for	for
	Impairment	Impairment	Total

Allowance for loan losses:
Residential real estate	$103	$198	$301
Commercial real estate	32	425	457
Agricultural real estate	—	313	313
Commercial construction real estate	93	23	116
Residential construction real estate	—	30	30
Home equity, home improvement and second mortgages	27	291	318
Commercial operating and term	26	144	170
Agricultural operating and term	—	124	124
Vehicle	1	21	22
Consumer	—	56	56
Total	$282	$1,625	$1,907

Loans:
Residential real estate	$1,568	$54,770	$56,338
Commercial real estate	1,688	35,620	37,308
Agricultural real estate	374	37,981	38,355
Commercial construction real estate	573	5,838	6,411
Residential construction real estate	—	1,668	1,668
Home equity, home improvement and second mortgages	369	30,290	30,659
Commercial operating and term	108	10,562	10,670
Agricultural operating and term	—	10,318	10,318
Vehicle	1	2,208	2,209
Consumer	46	5,162	5,208
Total	$4,727	$194,417	$199,144

Loans with a carrying value of $108,584 and $109,561 at June 30, 2017 and 2016, respectively, were pledged to secure borrowed funds.

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 4. Deposits

The composition of WFC’s deposits, and aggregate amounts of certificates of deposit over $100 and $250 are as follows:

	June 30,	December 31,
	2017	2016

Demand Deposits, noninterest bearing	$27,398	$21,311
NOW and money market accounts	100,422	104,320
Savings accounts	55,897	54,571
Certificates of deposit	48,695	52,808
	$232,412	$233,010

Aggregate amount of Certificates of deposit over $100	$532	$12,044
Aggregate amount of Certificates of deposit over $250	$—	$533

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 5. Fair Value Measurements
ASC Topic 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

ASC Topic 820 establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

Level 1:	Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date

Level 2:
Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data

Level 3:	Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 5. Fair Value Measurements (Continued)

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Investment securities available for sale: The fair values of exchange-listed equity securities are based on quoted market prices and are categorized as Level 1 of the fair value hierarchy. The fair values of debt securities were generally determined based on matrix pricing. Matrix pricing is a mathematical technique that utilizes observable market inputs including, for example, yield curves, credit ratings and prepayment speeds. Fair values determined using matrix pricing are categorized as Level 2 in the fair value hierarchy.

The Company is required, on a nonrecurring basis, to adjust the carrying value of certain assets or provide valuation allowances related to certain assets, using fair value measurements in accordance with generally accepted accounting principles.

Impaired loans: The specific reserves for collateral-dependent impaired loans are based on the fair value of the collateral less estimated costs to sell. The fair value of collateral was determined based on appraisals, with further adjustments made to the appraised values due to various factors, including the age of the appraisal, age of comparables included in the appraisal, and changes in the market and in the collateral. As these significant adjustments are based on unobservable inputs, the resulting fair value measurements have been categorized as Level 3 measurements.

Foreclosed real estate: Foreclosed real estate is recorded at fair value based on property appraisals, less estimated selling costs, at the date of transfer. The carrying value of foreclosed real estate is not remeasured to fair value on a recurring basis, but is subject to fair value adjustments when the carrying value exceeds the fair value, less estimated selling costs. Property appraisals are based on assumptions generally not observable in the marketplace, and the related nonrecurring fair value measurement adjustments have been classified as Level 3.

Mortgage servicing rights: Mortgage servicing rights are initially measured at fair value in the Company’s consolidated balance sheet. The Company utilizes the amortization method to subsequently measure its capitalized servicing assets. In accordance with ASC Topic 860, the Company must record impairment charges when the carrying value of certain strata exceeds their estimated fair value. To estimate the fair value of servicing rights, the Company computes the present value of expected future cash flows associated with the servicing rights using assumptions that market participants would use in estimating future servicing income and expense. Such assumptions include estimates of the cost of servicing loans, loan default rates, an appropriate discount rate, and prepayment speeds. For purposes of evaluating and measuring impairment of capitalized servicing rights, the Company stratifies such assets based on the predominant risk characteristics of the underlying financial instruments that are expected to have the most impact on projected prepayments, cost of servicing, and other factors affecting future cash flows associated with the servicing rights. Such factors may include financial asset or loan type, note rate and term. The amount of impairment recognized is the amount by which the carrying value of the capitalized servicing rights for a stratum exceeds estimated fair value. Impairment is recognized through a valuation allowance. The determination of fair value of capitalized servicing rights is considered a Level 2 valuation.

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 5. Fair Value Measurements (Continued)

The following tables summarize assets and (liabilities) measured at fair value as of June 30, 2017 and December 31, 2016, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure fair value:

	June 30, 2017
	Level 1	Level 2	Level 3
	Inputs	Inputs	Inputs	Total

Recurring:
Investment securities available for sale	$—	$21,284	$—	$21,284
				—
Nonrecurring:				—
Foreclosed real estate	—	—	1,674	1,674
Collateral-dependent impaired loans	—	—	2,462	2,462

	December 31, 2016
	Level 1	Level 2	Level 3
	Inputs	Inputs	Inputs	Total

Recurring:
Investment securities available for sale	$—	$23,632	$—	$23,632
				—
Nonrecurring:				—
Foreclosed real estate	—	—	1,709	1,709
Collateral-dependent impaired loans	—	—	1,985	1,985

For the six months ended June 30, 2017 and for the fiscal year ended December 31, 2016 there were no transfers in or out of Levels 1, 2, and 3.

ASC Topic 825 requires disclosure of the fair value of financial assets and financial liabilities, including those financial assets and financial liabilities that are not recognized at fair value on a recurring basis or nonrecurring basis. The methodologies for estimating the fair value of financial assets and financial liabilities that are recognized at fair value on a recurring or nonrecurring basis are discussed above. The methodologies for certain financial assets and financial liabilities are discussed in Note 1.

The estimated fair values of the Company’s financial instruments are as follows:

Wells Financial Corp. and Subsidiary

Notes to Consolidated Financial Statements
(Dollars in Thousands, Except Per Share Data)

Note 5. Fair Value Measurements (Continued)

		June 30, 2017		December 31, 2016
	Level in Fair
	Value	Carrying	Fair	Carrying	Fair
	Hierarchy	Amount	Value	Amount	Value

Financial assets:
Cash and cash equivalents	Level 1	$4,226	$4,226	$5,777	$5,777
Certificates of deposit	Level 2	10,100	$10,100	13,582	$13,582
Federal funds sold	Level 2	16,360	16,360	5,900	5,900
Securities available for sale	Level 2	30,290	$30,290	33,632	$33,632
FHLB stock	Level 2	1,871	$1,871	1,858	$1,858
Loans held for sale	Level 2	1,665	$1,665	1,338	$1,338
Loans receivable, net	Level 2	195,270	193,303	197,086	198,566
Accrued interest receivable	Level 2	1,054	$1,054	1,071	$1,071
Mortgage servicing rights	Level 2	1,733	1,853	1,787	2,174
Financial liabilities:
Deposits	Level 2	$232,412	$232,063	$233,010	$225,423
Advances from borrowers for taxes and insurance	Level 2	2,800	2,800	2,749	2,749
Accrued inteest payable	Level 2	946	946	620	620

Interest rate risk: The Company assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Company’s financial instruments will change when interest rate levels change, and that change may be either favorable or unfavorable to the Company. Management attempts to match maturities of assets and liabilities to the extent believed necessary to manage interest rate risk. However, borrowers with fixed-rate obligations are more likely to prepay in a falling-rate environment and less likely to prepay in a rising-rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising-rate environment and less likely to do so in a falling-rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the Company’s overall interest rate risk.

The fair value of commitments to extend credit is based on fees currently charged to enter into similar agreements with comparable credit risks and the current creditworthiness of the parties. Commitments are generally short-term in nature and, if drawn upon, are issued under current market terms and conditions for credits with comparable risks. Therefore, the fair values of these financial instruments are not significant.